UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

Miller Petroleum, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Baker Highway, Huntsville, Tennessee	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 663-9457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, the Registrant entered into a joint venture operating agreement (the “Operating Agreement”) with Wind City Oil & Gas, LLC (“Wind City”) pursuant to which the Registrant and Wind City agreed to jointly explore, drill and develop certain oil and gas wells in Tennessee and Texas. In connection with the joint venture arrangement, pursuant to a stock purchase agreement, Wind City purchased 2,900,000 unregistered shares of the Registrant’s common stock (the “Shares”) in exchange for $4,350,000. The stock purchase agreement provided that in the event that the Operating Agreement was terminated prior to September 30, 2006, Wind City maintained a right to unwind the joint venture and “put” back the Shares to the Registrant at the same purchase price (the “Repurchase Option”).

On August 30, 2006, notwithstanding the continuation of the joint venture and the Operating Agreement remaining in full force and effect, Wind City notified the Registrant of its intent to unwind the joint venture and exercise the Repurchase Option. On September 28, 2006, Wind City formally requested that the Registrant cease all services it provided to the joint venture under the Operating Agreement, except for services related to routine operations and maintenance of the joint venture’s Harriman wells. As of September 30, 2006, the Operating Agreement had not been terminated by either Wind City or the Registrant. Accordingly, as of such date, the Registrant believes that the Repurchase Option permanently expired. Wind City disputes the Registrant’s position with respect to the Repurchase Option and believes that the Repurchase Option was properly exercised.

On November 6, 2006, a summons and complaint was filed by Wind City against the Registrant in an action in the United States District Court for the Southern District of New York. The complaint alleges that the Registrant breached the terms of the stock purchase agreement by refusing to repurchase the shares and seeks $4,350,000, together with interest, attorney’s fees and other compensable losses from the Registrant. The action currently is in its preliminary stages.

The Registrant believes that Wind City’s claim is without substantial merit. However, in the event the court was to ultimately decide in Wind City’s favor, the Registrant could be compelled to repurchase the Shares. The Registrant’s present financial condition precludes it from being able to repurchase the Shares. As a pre-cautionary measure, the Registrant is exploring various financing opportunities in this regard; however, there can be no assurance that it will be able to obtain financing sufficient to repurchase the Shares. In such event, the Registrant’s business and financial condition could be materially adversely affected and the ability of the Registrant to continue operations as a “going concern” could be jeopardized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.
(Registrant)

Date: November 20, 2006	By:	/s/ Deloy Miller
Deloy Miller
Chief Executive Officer